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                                 Exhibit 10(bb)


                    THE CLARIDGE AT PARK PLACE, INCORPORATED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    ----------------------------------------


                  The Claridge at Park Place, Incorporated's Supplemental Executive Retirement Plan (the "Plan") is intended to be an unfunded supplemental retirement plan providing certain executives of The Claridge at Park Place, Incorporated (the "Company"), as identified on Schedule A attached hereto (which is hereby incorporated into the Plan by reference), with extra and additional retirement income security benefits as an inducement for outstanding future services. It is intended that the Plan be considered under ERISA as "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees."

I. Definitions.

         A. "Beneficiary" or "Beneficiaries" shall mean, with respect to each Participant, such beneficiary or beneficiaries as last indicated by the Participant in writing on a form provided by the Committee. Such designation shall not be effective unless submitted to the Committee. If no valid designation is in effect at the time of the death of the Participant, "Beneficiary" shall mean the Participant's estate.


         B. "Benefit" shall mean benefits payable, subject to the other terms of the Plan, in accordance with Section II.B.

         C. "Benefit Service" shall mean the total number of years (including any fractional years) of employment by the Company after January 1, 1994. For purposes of determining Benefit Service, a year shall mean each 12-month period beginning on January 1, 1994, and each anniversary thereof.

         D.    "Board" shall mean the Board of Directors of the Company.

         E.    "Change of Control" shall mean, with respect to each Participant:
               (i) a change of control for purposes of the most recent version of the employment agreement between the Company and the Participant to contain a provision relating to change of control; or (ii) if the applicable employment agreement has never contained such a provision or there has never been an employment agreement between the Company and the Participant, the Company, its shareholders, or persons having voting control entering into an agreement to sell, acquire, merge or consolidate the assets or stock of the Company with the anticipated result that a change of control of the Company or Company's business as presently constituted would occur upon the closing of such agreement.

         F.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

         G. "Committee" shall mean the Human Resources and Compensation Committee of the Board.


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         H.    "Disability" shall mean, with respect to each Participant: (i)
               permanent disability for purposes of the most recent version of the employment agreement between the Company and the Participant to contain a provision relating to permanent disability; or (ii) if the applicable employment agreement has never contained such a provision or there has never been an employment agreement between the Company and the Participant, the Participant's inability to perform his duties, on account of a disability, for 180 consecutive days or any 180 days during a period of 360 consecutive days.

         I. "Disability Benefit" shall mean those benefits payable, subject to the other terms of the Plan, in accordance with Section II.C.

         J. "Early Retirement Date" shall mean, with respect to each Participant, the date on which the Participant retires after reaching the age set forth on Schedule A.

         K. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         L. "Normal Retirement Date" shall mean, with respect to each Participant, the date on which the Participant attains age 65.

         M. "Participant" shall mean any executive of the Company selected for participation in the Plan, as set forth in Schedule A. No other employee or person shall have any claim or right to participate in the Plan, except as may expressly be set forth herein with respect to Beneficiaries.

         N. "Survivor Benefit" shall mean benefits payable, subject to the other terms of the Plan, in accordance with Section II.D.

II.   Benefits.

         A. Benefits, Disability Benefits and Survivor Benefits shall be payable as provided in this Section II, subject to the other terms of the Plan.

         B. The Benefit payable each year during the applicable benefit payment period (as set forth below in this Section II.B) to each Participant, where Section II.C and Section II.D do not apply, shall be:

                  i) The Participant's Unit Value as set forth on Schedule A, multiplied by

                  ii) the Participant's years of Benefit Service as of the date of termination.

               Except as may otherwise be provided herein, an amount equal to the Participant's Benefit shall be payable each year for a period of 15 years commencing on the first day of the month following the later of: (i) the Participant's termination from service; or (ii) his Early Retirement Date.
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         C.    In the event a Participant terminates service on account of
               Disability, the Disability Benefit payable each year during the applicable benefit payment period (as set forth below in this Section II.C) to each Participant shall be:

                  i)   the Participant's Unit Value (as set forth on Schedule
                       A), multiplied by

                  ii) the Participant's years of Benefit Service as of the date of his termination due to a Disability.

               Except as may otherwise be provided herein, an amount equal to the Participant's Disability Benefit shall be payable each year for a period of 15 years commencing on the first day of the month following the Participant's termination from service.

         D.    Survivor Benefits shall be determined as follows:

                  1. If a Participant's death shall occur prior to the commencement date for his benefits hereunder, the Survivor Benefit payable to the Participant's Beneficiaries, in the aggregate, shall be equal to the annual amount that would have been payable to him had he terminated service on the date of his death. Except as may otherwise be provided herein, this amount shall be payable without reduction for each year a period of 15 years commencing on the first day of the next month following the Participant's death.

                  2. If a Participant's death shall occur on or after the commencement date for his benefits hereunder, then, except as may otherwise be provided herein, the Survivor Benefit payable to the Participant's Beneficiaries, in the aggregate, shall be equal to the Benefit that the Participant was eligible to receive at the time of his death and shall be payable, as of the same annual payment date on which the Participant had been receiving his Benefit, for the number of years remaining in the Participant's fifteen-year payment period, in accordance with Section II.B hereof.

                  3. If Survivor Benefits are payable in accordance with the foregoing, then, notwithstanding Sections II.B and C, no further Benefits or Disability Benefits shall be payable hereunder.

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III.  Forfeiture.

         A. If a Participant: (i) at any time fails to comply with any non-competition and non-disclosure provisions as may be set forth in his employment agreement with the Company as in effect from time to time; or (ii) assumes a position within the gaming industry in Atlantic City, New Jersey, then such Participant's benefits hereunder shall be forfeited immediately, and no amounts shall be payable hereunder to or with respect to the Participant or any of the Participant's Beneficiaries.

         B. If a Participant voluntarily terminates his or her employment before the completion of five years of service (with years of service being as determined under the Company's tax-qualified pension plan), such Participant's benefits hereunder shall be forfeited immediately, and no amounts shall be payable hereunder to or with respect to the Participant or any of the Participant's Beneficiaries, unless the Participant's termination is on or after the Participant's Early Retirement Date or on account of death or Disability.

         C. If a Participant is terminated for "cause," as defined in his employment agreement with the Company as in effect from time to time, or, if no such employment agreement is in effect at an applicable time, the Participant's employment agreement with the Company last in effect, or fails to comply with a New Jersey residency requirement contained in his employment agreement as in effect from time to time, such Participant's benefits hereunder shall be forfeited immediately, and no amounts shall be payable hereunder to or with respect to the Participant or any of the Participant's Beneficiaries. If no employment agreement is in effect at an applicable time or the employment agreement has no definition of cause, "cause" hereunder shall mean: (i) the indictment and/or conviction of any criminal offense; (ii) the deliberate refusal by the Participant (except by reason of Disability) to perform his duties; or (iii) the Participant's (A) filing of a petition in bankruptcy court or is adjudicated bankrupt, (B) instituting or suffering to be instituted any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs, (C) having a receiver of his assets or property appointed because of insolvency, or (D) making a general assignment for the benefit of creditors.

         D. Except as otherwise provided above in this Section III, each Participant shall have a nonforfeitable right to any and all benefits accrued by such Participant hereunder. However, where a Participant voluntarily terminates employment after five years of service, the participant's benefit will be paid in a lump sum net present value within 30 days.

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IV. Funding

         Participants have the status of general unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make payments under the Plan in the future. The Plan is not intended to be a funded plan for purposes of the Code or ERISA, and shall be construed consistently with this intent. Any payments hereunder shall be made out of the general assets of the Company; provided that the Company may establish a trust or other funding vehicles (including without limitation the purchase of life insurance) that would not cause the Plan to be considered to be funded for Code or ERISA purposes.

V.   Change of Control.

         Upon a Change of Control, notwithstanding any provision of the Plan to the contrary, the Participant shall receive within five business days the greater of (i) the present value (calculated using the average of three then-current operating prime rates of interest as published by three major national banks, with such calculation (including the selection of the interest rate) to be approved by the Committee as constituted prior to the Change of Control) of his Benefit (to the extent not otherwise already forfeited hereunder immediately before the Change of Control) earned as of the time of such Change of Control and otherwise payable if he retired on his Early Retirement Date (or, if later, the date of the Change of Control) and (ii) the cash value of any "key-man" life insurance owned by the Company at such time with respect to the Participant; provided that a Participant may waive the application of this
Section V within 30 days of commencement of participation in the Plan or at such later date as is approved by the Committee on such terms and conditions as may be acceptable to the Committee.

VI.  Amendment and Termination.

         The Board shall have the right at any time to amend the Plan in any respect or to terminate the Plan; provided that Schedule A may be amended by the Committee with the prior, concurrent or subsequent consent of the Board. Notwithstanding the above or Section II: (i) the Plan may not be amended or terminated so as to reduce the Benefit of a Participant accrued as of the time of such amendment or termination; and (ii) upon and after a Change of Control, the Plan may not be amended or terminated in any respect to a Participant without the consent of the Participant, except to cause service after the Change of Control not to be taken into account as Benefit Service hereunder.

VII.  Administration.

         The Committee shall be charged with the administration of the Plan. The Committee shall have the full authority to interpret the Plan, and to establish rules and regulations relating to the Plan, and to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Company), and other agents, designees and delegatees, as it may deem advisable to assist in the administration of the Plan. The Committee's decision in all matters involving the interpretation and administration of the Plan shall be final and binding and accorded the maximum deference permitted by law. Notwithstanding the above, no member of the Committee shall be entitled to act on or decide any matter relating solely to himself or any of his rights under the Plan. The Company indemnifies each member of the Committee for any liability or expense relating to the administration of the Plan, to the maximum extent permitted by law, unless such member's actions or omissions constitute gross negligence or wilful misconduct.

VIII.  Claims Procedure.

         A Participant, or his Beneficiary or authorized representative, may file a claim for Benefits under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:


         i) approve the claim and take appropriate steps for satisfaction of the claim; or

         ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (d) a reference to
               Section VIII of the Plan which sets forth the claim procedure under the Plan.

         The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60 day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

IX.   Nontransferability

         Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, charge or otherwise dispose of any right to benefits payable hereunder shall be void.
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X.    Miscellaneous

         A. The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant.

         B. The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

         C. The Plan and the Company's obligations thereunder shall be assumed by and otherwise be binding upon any successor to the Company; provided that the Company shall also remain liable for all such obligations except to the extent otherwise consented to in writing by a Participant or Beneficiary, as applicable.

         D. The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey, without regard to principles of conflicts of law except to the extent preempted by federal law.

         E.    The effective date of the Plan is January 1, 1994.


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                                   SCHEDULE A
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

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Name of Participant        Unit Value                  Early Retirement Age
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
Robert Renneisen            $10,000                             55
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Albert Britton              $ 6,000                             55
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Raymond Spera               $ 6,000                             55
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Peter Tiano                 $ 6,000                             63
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